UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2004

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10901 West Toller Drive,
Suite 300
Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 830-9000

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

     On May 20, 2004, the shareholders of Golden Star Resources Ltd. (the “Corporation”) ratified and approved the adoption of an Amended and Restated Shareholder Protection Rights Plan (the “2004 Rights Plan”), the terms of which are contained in an Amended and Restated Shareholder Protection Rights Plan Agreement (the “2004 Rights Agreement”) dated as of May 20, 2004. The 2004 Rights Plan continues the rights (“Rights”) granted under the shareholder protection plan entered into on April 24, 1996 (the “Original Rights Plan”), pursuant to a Rights Agreement dated April 24, 1996 that was amended pursuant to an amending agreement dated June 30, 1999 (the “Original Rights Agreement”). The Original Rights Agreement was scheduled to expire on June 30, 2004.

     The following is a summary of the terms of the 2004 Rights Agreement, which is qualified in its entirety by reference to the text of the 2004 Rights Agreement which is attached as an exhibit to this Form 8-K. All capitalized terms, where used in this summary without definition, have the meanings attributed to such terms in the 2004 Rights Agreement.

     Issuance of Rights. Under the 2004 Rights Plan, Rights granted by the Corporation under the Original Rights Plan and which are outstanding at the Record Time of 5:00 p.m. (Vancouver time) on May 20, 2004, are reconfirmed on the terms set out in the 2004 Plan, and the Corporation reconfirms its authorization to continue the issuance of Rights for each “Voting Share” (which includes the Common Shares and any other shares in or interests of the Corporation entitled to vote generally in the election of directors) issued thereafter and prior to the Separation Time (as defined below), subject to the earlier termination or expiration of the Rights as set out in the 2004 Rights Agreement.

     Exercise Price. Until the Separation Time, the exercise price (“Exercise Price”) of each Right is three times the market price, from time to time, of the Common Shares. From and after the Separation Time, the Exercise Price is three times the market price, as at the Separation Time, per Common Share. The Exercise Price is subject to adjustment as set out in the 2004 Rights Agreement.

     Term. The 2004 Rights Plan took effect on May 20, 2004 (the “Effective Date”), and will expire at the close of business on the date upon which the annual meeting of shareholders of the Corporation to be held in 2007 terminates, subject to earlier termination or expiration of the Rights as set out in the 2004 Rights Agreement.

     Trading of Rights. Until the Separation Time, the Rights will be evidenced by the certificates representing the associated Voting Shares and will be transferable only together with the associated Voting Shares. After the Separation Time, separate certificates evidencing the Rights will be mailed to holders of record of Voting Shares (other than any shareholder or group of shareholders making a take-over bid) as of the Separation Time and such separate Rights certificates alone will evidence the Rights.

     Separation Time. The Rights are not exercisable and do not trade separately from their associated Voting Shares until the “Separation Time.” The “Separation Time” is the close of business on the tenth trading day after the earliest of (i) the Stock Acquisition Date, which is the first date of public announcement of facts indicating that a person has become an Acquiring Person (as defined below); (ii) the date of the commencement of, or first public announcement of the current intention of any person (other than the Corporation or any subsidiary of the Corporation) to commence, a take-over bid (other than a Permitted Bid or a Competing Permitted Bid, each as defined below); and (iii) the date upon which a Permitted Bid ceases to be one. The Separation Time can also be such later date as may from time to time be determined by the board of directors.

     Acquiring Person. An “Acquiring Person” is a person who is the Beneficial Owner (as defined below) of 20% or more of the outstanding Voting Shares. Excluded from the definition of Acquiring Person are the Corporation and its subsidiaries and any person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition or a Convertible Security Acquisition. The definitions of Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition or a Convertible Security Acquisition are set out in the 2004 Rights Agreement, however, in general:

(i)	a “Voting Share Reduction” means an acquisition or a redemption by the Corporation of Voting Shares and/or Convertible Securities, which by reducing the number of Voting Shares and/or Convertible Securities outstanding, increases the percentage of Voting Shares Beneficially Owned by any person;

(ii)	a “Pro Rata Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities as a result of a stock dividend, a stock split or a rights offering issued on the same pro rata basis to all the holders of Voting Shares and/or Convertible Securities of the same class or series; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares and/or Convertible Securities than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such acquisition;

(iii)	a “Permitted Bid Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities made pursuant to a Permitted Bid or a Competing Permitted Bid;

(iv)	an “Exempt Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities (i) in respect of which the Board of Directors has waived the application of the 2004 Rights Plan, (ii) pursuant to a dividend reinvestment plan, (iii) pursuant to a distribution of Voting Shares and/or Convertible Securities made by the Corporation (a) to the public pursuant to a prospectus; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares so offered than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such distribution, or (b) by way of a private placement; provided that, among other things, such person does not thereby become the Beneficial Owner of Voting Shares equal in number to more than 25% of the Voting Shares outstanding immediately prior to the private placement and, in making this determination, the securities to be issued to such person on the private placement shall be deemed to be held by such person but shall not be included in the aggregate number of Voting Shares outstanding immediately prior to the private placement, or (iv) pursuant to an amalgamation, merger, arrangement or other statutory procedure requiring shareholder approval; and

(v)	a “Convertible Security Acquisition” means an acquisition of Voting Shares by a person upon the purchase, exercise, conversion or exchange of Convertible Securities acquired or received by such person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

Also excluded from the definition of Acquiring Person are underwriters or banking or selling group members acting in connection with a distribution of securities and any “Grandfathered Person” (generally, any person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares at the Record Time).

     Beneficial Ownership. In general, a person is deemed to “Beneficially Own” securities actually held by others in circumstances where those holdings are or should be grouped together for purposes of the 2004 Rights Plan. Included are holdings by the person’s “Affiliates” (generally, a person that controls, is controlled by, or is under common control with a specified corporation) and “Associates” (generally, relatives sharing the same residence). Also included are securities that the person or any of the person’s Affiliates or Associates has the right to acquire within 60 days (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pursuant to pledges of securities in the ordinary course of business).

     A person is also deemed to “Beneficially Own” any securities that are Beneficially Owned (as described above) by any other person with which the person is acting jointly or in concert (a “Joint Actor”). A person is a Joint Actor with any person who is a party to an agreement, arrangement or understanding with the first person or an Associate or Affiliate thereof for the purpose of acquiring or offering to acquire Common Shares.

     The definition of “Beneficial Ownership” contains several exclusions whereby a person is not considered to Beneficially Own a security.

Institutional Shareholder Exemptions from Beneficial Ownership. The definition of “Beneficial Ownership” contains several exclusions whereby a person is not considered to “Beneficially Own” a security. There are exemptions from the deemed “Beneficial Ownership” provisions for institutional shareholders, such as a Manager, a Trust Company, an Administrator, a Plan, a Statutory Body or a Crown Agent or agency, so long as such institutional shareholder is not then making or has not then announced an intention to make a Take-over Bid, other than pursuant to a distribution by the Corporation or by means of ordinary market transactions. A person will not be deemed to “Beneficially Own” a security because (i) the person is a Client of the same Manager, an Estate Account or an Other Account of the same Trust Company, or Plan with the same Administrator as another person or Plan on whose account the Manager, Trust Company or Administrator, as the case may be, holds such security; or (ii) the person is a Client of a Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Manager, Trust Company or Plan Trustee, as the case may be.

Exemption for Permitted Lock-Up Agreement. In addition, under the 2004 Rights Plan, a person will not be deemed to “Beneficially Own” any security where the holder of such security has agreed to deposit or tender such security pursuant to a Permitted Lock-up Agreement to a Take-Over Bid made by such person or such person’s Affiliates or Associates or a Joint Actor, or such security has been deposited or tendered pursuant to a Take-Over Bid made by such person or such person’s Affiliates, Associates or Joint Actors until the earliest time at which any such tendered security is accepted unconditionally for payment or exchange or is taken up and paid for. A Permitted Lock-up Agreement is essentially an agreement between a person and one or more holders of Voting Shares and/or Convertible Securities (the terms of which are publicly disclosed and a copy of which is made available to the public within the time frames set forth in the definition of Permitted Lock-up Agreement) pursuant to which each Locked-up Person agrees to deposit or tender such securities to the Lock-up Bid and which further provides that such agreement permits the Locked-up Person to withdraw such securities in order to deposit or tender such securities to another Take-Over Bid or support another transaction: (i) at a price or value that exceeds the price under the Lock-up Bid; or (ii) that is for a number of Voting Shares and/or Convertible Securities that exceeds the number of such securities subject to the Lock-up bid by as much as or more than a Specified Number, at a price or value that is not less than the price or value offering in the Lock-up Bid, and does not provide for a Specified Number greater than 7% of the number of Voting Shares and/or Convertible Securities subject to the Lock-up Bid; or (iii) that contains an a price or value that exceeds the offering price in the Lock-up Bid by as much as or more than a Specified Amount and does not provide for a Specified Amount greater than 7% of the offering price in the Lock-up Bid.

A Permitted Lock-up Agreement may contain a right of first refusal or require a period of delay to give the person who made the Lock-up Bid an opportunity to match a higher price in another Take-Over Bid or other similar limitation on a Locked-up Person’s right to withdraw Voting Shares and/or Convertible Securities so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw such securities during the period of the other Take-Over Bid or transaction.

Finally, under a Permitted Lock-up Agreement no “break up” fees, “top up” fees, penalties, expenses or other amounts that exceed in aggregate the greater of (i) 21/2% of the price or value of the consideration payable under the Lock-up Bid; and (ii) 50% of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-Over Bid or transaction exceeds what such Locked-up Person would have received under the Lock-up Bid; can be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-up Bid or withdraws such securities previously tendered thereto in order to deposit such securities to another Take-Over Bid or support another transaction..

     Flip-in Event. A “Flip-In Event” occurs when any person becomes an Acquiring Person. If a Flip-In Event occurs prior to the Expiration Time that has not been waived by the board of directors (see “Waiver,” below), each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any person acting jointly or in concert with an Acquiring Person) or a transferee of any such person, which Rights will become null and void) shall constitute the right to purchase from the Corporation, on payment of the Exercise Price, Common Shares having an aggregate market price equal to twice the Exercise Price, for an amount in cash equal to the Exercise Price, subject to anti-dilution adjustments.

     Permitted Bid and Competing Permitted Bid. A take-over bid will not trigger a Flip-In Event if it is a Permitted Bid or Competing Permitted Bid. A “Permitted Bid” is a take-over bid made by way of a take-over bid circular to all holders of Voting Shares (other than the Offeror) and which complies with the following additional provisions:

(i)	no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the take-over bid prior to the close of business on a date which is not less than 60 days following the date of the take-over bid;

(ii)	unless the take-over bid is withdrawn, Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to the take-over bid at any time prior to the close of business on the date of first take-up or payment for Voting Shares and/or Convertible Securities and all Voting Shares and/or Convertible Securities deposited or tendered pursuant to the take-over bid may be withdrawn at any time prior to the close of business on such date;

(iii)	more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders must be deposited or tendered to the take-over bid and not withdrawn at the close of business on the date of first take-up or payment for Voting Shares and/or Convertible Securities; and

(iv)	in the event that more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders have been deposited or tendered to the take-over bid and not withdrawn as at the date of first take-up or payment for Voting Shares and/or Convertible Securities under the take-over bid, the Offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than 10 business days from the date of such public announcement.

     A Competing Permitted Bid is a take-over bid that is made after a Permitted Bid has been made but prior to its expiry, termination or withdrawal and that satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is only required to remain open until a date that is not less than the later of 35 days after the date of the take-over bid constituting the Competing Permitted Bid and 60 days after the date of the take-over bid of the prior bid.

     Redemption

     Redemption of Rights on Approval of Holders of Voting Shares and Rights. With the prior consent of the holders of Voting Shares or Rights, the board of directors may at any time prior to the occurrence of a Flip-In Event that has not been waived, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.00001 per Right (the “Redemption Price”), subject to adjustment for anti-dilution as provided in the 2004 Rights Agreement.

     Deemed Redemption. If a person who has made a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition in respect of which the board of directors has waived or has been deemed to have waived the application of the 2004 Rights Plan consummates the acquisition of the Voting Shares, the board of directors shall be deemed to have elected to redeem the Rights for the Redemption Price.

     Redemption of Rights on Withdrawal or Termination of Bid. Where a take-over bid that is not a Permitted Bid or Competing Permitted Bid expires, is withdrawn or otherwise terminates after the Separation Time and prior to the occurrence of a Flip-In Event, the board of directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being so redeemed, all the provisions of the 2004 Rights Plan shall continue to apply as if the Separation Time had not occurred and Rights Certificates had not been mailed, and the Separation Time shall be deemed not to have occurred.

     Waiver

     Discretionary Waiver respecting Acquisition not by Take-over Bid Circular. With the prior consent of the holders of Voting Shares the board of directors may, prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares or by inadvertence when such inadvertent Acquiring Person has then reduced its holdings to below 20%, waive the application of the 2004 Rights Plan to such Flip-In Event.

     Discretionary Waiver respecting Acquisition by Take-over Circular and Mandatory Waiver of Concurrent Bids. The board of directors may, prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares, waive the application of the 2004 Rights Plan to such a Flip-In Event, provided that if the board of directors waives the application of the 2004 Rights Plan to such a Flip-In Event, the board of directors shall be deemed to have waived the application of the 2004 Rights Plan in respect of any other Flip-In Event occurring by reason of any such take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares prior to the expiry of the take-over bid for which a waiver is, or is deemed to have been, granted.

     Waiver of Inadvertent Acquisition. The board of directors may waive the application of the 2004 Rights Plan in respect of the occurrence of any Flip-In Event if (i) the board of directors has determined that a person became an Acquiring Person under the 2004 Rights Plan by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the

Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver the person is no longer an Acquiring Person.

     Supplements and Amendments. The Corporation may make changes to the 2004 Rights Agreement prior to or after the Separation Time to correct any clerical or typographical error or to maintain the validity of the 2004 Rights Agreement as a result of any change in any applicable legislation, rules or regulation without the approval of the holders of the Voting Shares or Rights. Subject to the above exceptions, any amendment, variation or deletion of or from the 2004 Rights Plan and the Rights is subject to the prior approval of the holders of Voting Shares, or, after the Separation Time, the holders of the Rights.

     Anti Dilution Adjustments. The Exercise Price of a Right, the number and kind of shares subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:

(i)	if there is a dividend payable in Common Shares or Convertible Securities (other than pursuant to any optional stock dividend program or dividend reinvestment plan or a dividend payable in Common Shares in lieu of a regular periodic cash dividend) on the Common Shares, or a subdivision or consolidation of the Common Shares, or an issuance of Common Shares or Convertible Securities in respect of, in lieu of or in exchange for Common Shares; or

(ii)	if the Corporation fixes a record date for the distribution to all holders of Common Shares of certain rights or warrants to acquire Common Shares or Convertible Securities, or for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than regular periodic cash dividends or stock dividends payable in Common Shares) or rights or warrants.

     Declaration as to Non-Canadian and Non-U.S. Holders. If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by the 2004 Rights Plan would require compliance with the laws of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith may take such actions as it deems appropriate to ensure that such compliance is not required.

     Expiration. The 2004 Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise Rights shall terminate pursuant to the 2004 Rights Plan) and the termination of the annual meeting of the shareholders in the year 2007.

     This summary of the 2004 Rights Plan may not contain all of the information which is of interest to you. Please read in its entirety the 2004 Rights Agreement, which is filed as an exhibit with this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
4.1	Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004 between Golden Star Resources Ltd. and CIBC Mellon Trust Company, as rights agent

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 2, 2004

Golden Star Resources Ltd.
By:	/s/ Allan J. Marter
Allan J. Marter
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004 between Golden Star Resources Ltd. and CIBC Mellon Trust Company, as rights agent